AMENDMENT No. 1 to $153,123 CONVERTIBLE PROMISSORY NOTE

This First Amendment (the “First Amendment” or “Amendment”), dated June 21, 2019 is being entered into between Clean Energy Technologies, Inc., a Nevada corporation (the “Company”), having an address at 2990 Redhill Avenue, Costa Mesa, CA 92626, and MGW Investment I, Limited , a Cayman Islands company (“MGWI”), having an address at C/O Elian Fiduciary Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9007, Cayman Islands and amends the 12% Convertible Promissory Note, dated February 8, 2018 in the principal amount of $153,123.00 (the “Note”).

WITNESSETH

WHEREAS, the Company and MGWI entered into the Note on February 8, 2018;

WHEREAS, the Company and MGWI desire to amend accordingly certain provisions of the Note.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.

Amendments to the Note. The Note shall hereby be amended as follows:

a.

Section 1(b) shall be deleted in its entirety and replaced with the following:

“b. Intentionally Omitted.”

b.

The first paragraph of Section 2 shall be amended by deleting the sentence: “Notwithstanding anything to the contrary in this Note, this Note may not be converted by Holder if the Holder will be issued more than 9.9% of the issued and outstanding Common Stock of the Company at such time.”

c.

Section 2(a)(ii) shall be deleted in its entirety and replaced with: “"Conversion Price" means $0.003 per share as adjusted herein.”

2.

Waiver.    MGWI hereby agrees to waive the mandatory redemption provisions of Section 1(b) retroactively to February 13, 2018.

3.

Miscellaneous.

a.

Full Force and Effect. Except as expressly set forth in this Amendment, no other provision of the Note shall be changed, altered or modified and the Note, except as amended, shall remain in full force and effect.

b.

Authority. Each party represents and warrants to the other party that this Amendment is being executed by the authorized representatives of each respective party.

c.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may also be executed via facsimile, which shall be deemed an original.

d.

Headings. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

e.

Notices. Any notice required or permitted under this Amendment shall be given in accordance with the notice provisions of the Note.

f.

Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

g.    All Amendments in Writing. No supplement, modification, or amendment to this Amendment shall be binding, unless executed in writing by a duly authorized representative of each party to this Amendment.

h.

Entire Agreement. This Amendment and the Note constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

i.

Governing Law. This Amendment shall be governed by, and construed in accordance with the substantive laws (other than conflict laws) of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

CLEAN ENERGY TECHNOLOGIES, INC.

By: /s/ Kambiz Mahdi

       Name: Kambiz Mahdi

       Title: Chief Executive Officer

MGW INVESTMENT I, LIMITED

By: /s/ Calvin S. Pang

     Name: Calvin S. Pang

     Title: Director

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